UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   March 8, 2024

KORU Medical Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12305	13-3044880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Corporate Drive, Mahwah, NJ	07430
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (845) 469-2042

______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
common stock, $0.01 par value	KRMD	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [_]

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 8, 2024, KORU Medical Systems, Inc. (the “Company”) entered into a loan and security agreement (the “Loan and Security Agreement”), by and between the Company and HSBC Ventures USA Inc., as lender providing for a revolving credit facility in an aggregate principal amount not to exceed $5,000,000 (the “Revolver”) and a term loan facility in an aggregate principal amount not to exceed $5,000,000 (the “Term Loan” and collectively with the Revolver, the “Credit Facility”). The Company has not drawn on the Credit Facility, and there is no obligation for the Company to do so at any time.

Borrowings under the Credit Facility are secured by a first-priority lien on substantially all of the assets of the Company, subject to customary exceptions. The Revolver matures on December 31, 2025 and the Term Loan matures on December 1, 2028.

Borrowings under the Revolver will bear interest at the greater of Prime or 6.50%, payable in arrears on a monthly basis and at maturity. Borrowings under the Term Loan will bear interest at the greater of Prime minus 0.50% or 6.50% and will be interest-only through December 31, 2025, followed by 24 equal monthly payments of principal plus interest.

The Company will pay a final payment fee of 3.25% of the amount advanced under the Term Loan upon termination or maturity. The Company will pay a commitment fee of 0.25% of the total Revolver upon closing of the Credit Facility and an unused line fee of 0.20% per annum based on the daily unused amount of commitments under the Revolver, payable quarterly in arrears. The Company may use the proceeds of borrowings under the Credit Facility to pay transaction fees and expenses, provide for its working capital needs and for other general corporate purposes.

At the Company’s option, the Company may at any time prepay the outstanding principal balance of the Term Loan in whole but not in part, with a prepayment fee of 2% of the advanced amount if prepaid in the first year of the Term Loan, 1% if prepaid in the second year of the Term Loan and 0% thereafter (which prepayment fee will be waived if the Term Loan is refinanced by the lender).

The Loan and Security Agreement contains customary affirmative covenants for transactions of this type, including, among others, the provision of financial and other information to the lender, notice to the lender upon the occurrence of certain material events, preservation of existence, maintenance of properties and insurance, compliance with laws, including environmental laws, the provision of additional guarantees, and an affiliate transactions covenant, subject to customary exceptions. The Loan and Security Agreement contains customary negative covenants, including, among others, restrictions on the ability to merge and consolidate with other companies, incur indebtedness, grant liens or security interests on assets, make investments, acquisitions, loans, or advances, pay dividends, and sell or otherwise transfer assets, all as subject to customary exceptions.

The Loan and Security Agreement contains a financial maintenance covenant that requires the Company to maintain a minimum Adjusted Quick Ratio (defined as the ratio of the Company’s (i) unrestricted and unencumbered cash and cash equivalents maintained with the lender and its affiliates, plus eligible accounts receivable, to (ii) current liabilities) of not less than 1.50 to 1.00 tested on the last day of each month. The Loan and Security Agreement also provides for a number of customary events of default, including, among others: payment defaults to the lenders; voluntary and involuntary bankruptcy proceedings; covenant defaults; material inaccuracies of representations and warranties; certain change of control events; material money judgments; and other customary events of default. The occurrence of an event of default could result in the acceleration of obligations and the termination of lending commitments under the Loan and Security Agreement.

As a condition to the closing of the Term Loan, the Company issued to HSBC Ventures USA Inc. a Stock Purchase Warrant to purchase up to 76,104 shares of the Company’s common stock, par value $.01 per share, at an exercise price of $2.12 per share. The warrant is exercisable for a period of ten years from issuance and vests as follows: 50% upon issuance and 50% upon any advance pursuant to the Term Loan.

The foregoing descriptions of the Loan and Security Agreement and Stock Purchase Warrant are qualified in their entirety by reference to the full text of the Loan and Security Agreement and Stock Purchase Warrant attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, respectively, which are incorporated by reference into this Item 1.01.

ITEM 2.02   RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On March 13, 2024, KORU Medical Systems, Inc. (“KORU Medical” or “we”) issued a press release announcing its financial results for the fourth quarter and year ended December 31, 2023 and financial guidance for the fiscal year ended December 31, 2024. A related conference call will be held on March 13, 2023 at 4:30 pm Eastern Time.

KORU Medical is making reference to non-GAAP financial measures in both the press release and the conference call. Our management believes that investors’ understanding of KORU Medical’s performance is enhanced by disclosing the non-GAAP financial measures of Adjusted EBITDA, Adjusted Diluted EPS and Adjusted Gross Margin (each as defined below) as a reasonable basis for comparison of our ongoing results of operations. KORU Medical strongly encourages investors to review its consolidated financial statements and publicly filed reports in their entirety and cautions investors that the non-GAAP measures used by KORU Medical may differ from similar measures used by other companies, even when similar terms are used to identify such measures. Non-GAAP measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. A reconciliation of GAAP to non-GAAP results is provided in the attached Exhibit 99.1 press release.

We define Adjusted EBITDA as earnings (net (loss)/income) before interest expense/(income), net, income tax (benefit)/expense (including valuation allowance for deferred tax assets), depreciation and amortization, reorganization charges, discontinued product expense, manufacturing initiative expenses and stock-based compensation expense. We believe that Adjusted EBITDA is used by investors and other users of our financial statements as a supplemental financial measure that, when viewed with our GAAP results and the accompanying reconciliation, we believe provides additional information that is useful to gain an understanding of the factors and trends affecting our business. We also believe the disclosure of Adjusted EBITDA helps investors meaningfully evaluate and compare our cash flow generating capacity from quarter to quarter and year to year. Adjusted EBITDA is used by management as a supplemental internal measure for planning and forecasting overall expectations and for evaluating actual results against such expectations.

We present diluted earnings per share after eliminating items that we believe are not part of our ordinary operations and affect the comparability of the periods presented (“Adjusted Diluted EPS”). Adjusted Diluted EPS includes adjustments for depreciation and amortization, reorganization charges, discontinued product expense, manufacturing initiative expenses and stock-based compensation expense. We believe adjustments for these items allow investors to better understand our underlying operating results and facilitate comparisons between the periods shown. Management uses Adjusted Diluted EPS as a supplemental internal measure for planning and forecasting overall expectations and for evaluating actual results against such expectations.

Adjusted Gross Margin is defined as Net Loss excluding valuation allowance for deferred tax assets, stated as a percentage of net revenues. Management believes trends in the underlying profitability of the Company's business can be more clearly identified without the impact of the valuation allowance.

The information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, is furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

ITEM 2.03   CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 insofar as it relates to the creation of a direct financial obligation of the Company.

ITEM 3.02   UNREGISTERED SALES OF EQUITY SECURITIES.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02 insofar as it relates to the Stock Purchase Warrant.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits.

Exhibit No.	Description

10.1+	Loan and Security Agreement dated as of March 8, 2024 by and between KORU Medical Systems, Inc. and HSBC Ventures USA Inc. +

10.2	Stock Purchase Warrant issued to HSBC Ventures USA Inc. issued on March 8, 2024

99.1	Press Release dated March 13, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+ Schedules and exhibits have been omitted pursuant to Item 601(b)(10) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KORU Medical Systems, Inc. (Registrant)

Date: March 13, 2024	By:	/s/ Linda Tharby
Linda Tharby President and Chief Executive Officer